ESCROW AGREEMENT



     This Escrow Agreement made and entered into as of the ____ day of October, 1996, by and among McKINNON & COMPANY, INC., a Virginia corporation (the "Underwriter"), MARATHON FINANCIAL CORPORATION, a Virginia banking corporation (the "Corporation"), and CRESTAR BANK, a national banking association (the "Escrow Agent").

                                R E C I T A L S:

     A. The Corporation proposes to sell up to 500,000 shares (the "Shares") of the Corporation's common capital stock, par value $1.00 (the "Common Stock"), to the public at a price of between $4.75 and $5.75 per share ("Public Offering").

     B. Of the 500,000 Shares, 100,000 of the Shares have been offered first to the Corporation's shareholders of record on June 24, 1996 at $5.00 per share ("Subscription Offering").

     C. The Corporation has retained the Underwriter, as selling agent for the Corporation on a best efforts basis, to sell the Shares in the Public Offering, and the Underwriter has agreed to sell the Shares as the Corporation's selling agent on a best efforts basis in the Public Offering, and the Corporation has retained the Underwriter as a financial advisor for the Subscription Offering, and to use its best efforts to sell shares in the Public Offering that are not sold in the Subscription Offering, and the Underwriter has agreed to serve in these capacities, the terms of which relationship are set forth in an Underwriting Agreement between the Corporation and the Underwriter of even date herewith (the "Underwriting Agreement").

     D. The Underwriter will enter into agreements with other brokers/dealers (the "Selected Dealers" or individually, the "Selected Dealer") to assist in the sale of the Shares.

     E. The Escrow Agent is willing to hold the proceeds in escrow pursuant to this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained in this Agreement, it is hereby agreed as follows:

          1. Establishment of the Escrow Account. On or prior to the date of commencement of the Public Offering, the parties shall establish a non-interest-bearing account with the Escrow Agent, which escrow account shall be entitled "Marathon Financial Corporation - Escrow Account" (the "Escrow Account"). The Underwriter will instruct subscribers to make checks payable to "Crestar Bank - Marathon Financial Corporation Escrow Account." Any checks received by the Underwriter or the Escrow Agent that are made payable to a party other than the Escrow Agent shall be returned to the party that submitted the check.

          2. Escrow Period. The escrow period (the "Escrow Period") shall begin with the commencement of the Public Offering and shall terminate upon the Closing Date (as defined in Section 7 of this Agreement), or November 30, 1996, whichever first occurs. During the Escrow Period, the Corporation is aware and understands that it is not entitled to any funds received into escrow and no amounts deposited by the Escrow Agent shall become property of the Corporation or any other entity, or be subject to the debts of the Corporation or any other entity.

          3. Deposits into the Escrow Account.

               (a) The Underwriter agrees that it shall deliver by noon of the next business day after receipt all monies received from subscribers for the payment of the Shares to the Escrow Agent for deposit in the Escrow Account together with a written account of each sale, which account shall set forth, among other things, (i) the subscriber's name and address, (ii) the number of Shares purchased by the subscriber, (iii) the amount paid therefor by the subscriber, (iv) whether the consideration received from the subscriber was in the form of a check, draft or money order, and (v) the subscriber's social security or tax identification number.

               (b) Funds received from Selected Dealers shall be deposited in the Escrow Account, and the Underwriter shall use its best efforts to immediately provide the Escrow Agent with any of the following information not previously received by the Escrow Agent: (i) the name and address of the Selected Dealer, (ii) the number of Shares purchased through the Selected Dealer, (iii) the amount of funds delivered by the Selected Dealer, (iv) whether the consideration received from the Selected Dealer was in the form of a check, draft or money order, and (v) the Selected Dealer's tax identification number.

               (c) In the event the Selected Dealers transfer subscriber monies directly to the Escrow Agent, the Selected Dealer shall provide the Escrow Agent with the following information: (i) the subscriber's name and address; (ii) the number of shares purchased by the subscriber; (iii) the amount paid therefor by the subscriber; (iv) whether the consideration received from the subscriber was in the form of a check, draft or money order, and (v) the subscriber's social security or tax identification number. To the extent a Selected Dealer fails to provide all such information to the Escrow Agent, the Underwriter shall use its best efforts to promptly provide, or cause such Selected Dealer to provide, the Escrow Agent with such information.

     All monies so deposited in the Escrow Account are hereinafter referred to as the "Escrow Amount."

          4. Collection Procedure.


               (a) The Escrow Agent is hereby authorized to deposit each check in the Escrow Account.

               (b) In the event any check paid by a subscriber and deposited in the Escrow Account shall be returned, the Escrow Agent shall notify the Underwriter by telephone of such occurrence and advise it of the name of the purchaser, the amount of the check returned, and any other pertinent information. The Escrow Agent shall then transmit the returned check directly to the subscriber and shall transmit the statement previously delivered by the Underwriter relating to such purchase to the Underwriter.

               (c) If the Underwriter rejects any subscription for which the Escrow Agent has already collected funds, the Escrow Agent shall promptly issue a refund check to the rejected subscriber. If the Underwriter rejects any subscription for which the Escrow Agent has not yet collected funds but has submitted the subscriber's check for collection, the Escrow Agent shall promptly issue a check in the amount of the subscriber's check to the rejected subscriber after the Escrow Agent has cleared such funds. If the Escrow Agent has not yet submitted a rejected subscriber's check for collection, the Escrow Agent shall promptly remit the subscriber's check directly to the subscriber.

          5. Delivery of Escrow Account and the Shares.

               (a) At least two (2) business days prior to the Closing (as hereinafter defined), the Underwriter and the Corporation shall provide the Escrow Agent with a statement, executed by both parties, containing the following information:

                    (i) The total number of Shares sold by the Underwriter and through the Selected Dealers in the Public Offering;

                    (ii) A listing of the number of Shares sold through the Selected Dealers and the manner in which such Shares should be registered upon issuance;

                    (iii) The total number of Shares sold by the Underwriter directly to subscribers (excluding Selected Dealers) and a list of each subscriber, and the number of Shares purchased by such subscriber, and specification of the manner in which such Shares should be registered upon issuance; and

                    (iv) A calculation by the Underwriter and the Corporation as to the manner in which the Escrow Account should be distributed to the Corporation, the Underwriter and the Selected Dealers, and in the event of oversubscription or rejection of certain subscription agreements, the aggregate amount to be returned to individual subscribers and Selected Dealers and a listing of the exact amount to be returned to each such subscriber and Selected Dealer.

The Escrow Agent shall hold the Escrow Account and distribute it in accordance with the above-described statement on the date of Closing or such later date that it receives the above-described statement.

               (b) The Corporation shall deliver the following to the Escrow Agent by 12:00 p.m. on the day prior to Closing:

                    (i) certificates for the Shares; and

                    (ii) pressure sensitive address labels for each subscriber to whom Shares are being sold and for each Selected Dealer (who has not requested a different method of delivery) through whom Shares are being sold.

On the day of Closing, the Escrow Agent shall mail to each subscriber and Selected Dealer (who has not requested a different method of delivery) the certificate for the Shares purchased, using the labels provided to the Escrow Agent by the Corporation. If any Selected Dealer has requested a different method of delivery of the Shares being purchased for its customers, the Underwriter shall inform the Escrow Agent of such request and the Escrow Agent shall use its best efforts to comply with such request.

               (c) Upon cancellation of the Public Offering by the Corporation or the Underwriter for any reason, the Escrow Agent shall return to the subscribers and/or Selected Dealers who contributed to the Escrow Account the exact amount contributed by them.

          6. Investment of Escrow Account. The Escrow Agent shall deposit subscription funds in the Escrow Account, which shall be a non-interest-bearing bank account at Crestar Bank. The Escrow Agent shall invest escrowed funds only in investments permissible under Securities and Exchange Commission Rule 15c2-4.

          7. Closing Date. The "Closing" and "Closing Date" shall be that date specified in the Underwriting Agreement.

          8. Compensation of Escrow Agent. The Underwriter shall pay the Escrow Agent a fee for its services hereunder in an amount equal to one thousand five hundred dollars ($1,500), which amount shall be paid on the Closing Date. In the event the Public Offering is canceled for any reason, the Sales Agent shall pay the Escrow Agent its fee within ten (10) days after the Escrow Account is refunded to subscribers and Selected Dealers. No such fee or any other monies whatsoever shall be paid out of or chargeable to the funds on deposit in the Escrow Account.

          9. Duties and Rights of the Escrow Agent. The foregoing agreements and obligations of the Escrow Agent are subject to the following provisions:

               (a) The Escrow Agent's duties hereunder are limited solely to the safekeeping of the Escrow Account and the delivery of the Shares in accordance with the terms of this Agreement. It is agreed that the duties of the Escrow Agent are only such as herein specifically provided, being purely of a ministerial nature, and the Escrow Agent shall incur no liability whatsoever except for negligence, willful misconduct or bad faith. The Escrow Agent shall have no duty with respect to the Shares other than to exercise reasonable care in acquiring and delivering the same in accordance with this Agreement.

               (b) The Escrow Agent is authorized to rely on any document believed by the Escrow Agent to be authentic in making any delivery of the Escrow Account or the Shares. It shall have no responsibility for the genuineness or the validity of any document or any other item deposited with it and it shall be fully protected in acting in accordance with this Agreement or instructions received.

               (c) The Corporation and the Underwriter hereby waive any suit, claim, demand or cause of action of any kind which they may have or may assert against the Escrow Agent arising out of or relating to the execution or performance by the Escrow Agent of this Agreement, unless such suit, claim, demand or cause of action is based upon the negligence, willful misconduct, or bad faith of the Escrow Agent.

          10. Notices. It is further agreed as follows:

               (a) All notices given hereunder will be in writing, served by registered or certified mail, return receipt requested, postage prepaid, or by hand-delivery, to the parties at the following addresses:

                  To the Corporation:

                  Marathon Financial Corporation
                  4095 Valley Pike
                  Winchester, Virginia 22602
                  Attention:  Mr. Donald L. Unger

                  To the Underwriter:

                  McKinnon & Company, Inc.
                  1609 First Virginia Tower
                  555 Main Street
                  Norfolk, VA 23510
                  Attention: Mr. William J. McKinnon, Jr.

                  To the Escrow Agent:

                  Crestar Bank
                  Corporate Trust Department
                  P.O. Box 26665
                  Richmond, VA 23261
                  Attention:  S. A. McMahon, Vice President

          11. Miscellaneous.


               (a) This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

               (b) If any provision of this Agreement shall be held invalid by any court of competent jurisdiction, such holding shall not invalidate any other provision hereof.

               (c) This Agreement shall be governed by the applicable laws of the Commonwealth of Virginia.

               (d) This Agreement may not be modified except in writing signed by the parties hereto.

               (e) All demands, notices, approvals, consents, requests and other communications hereunder shall be given in the manner provided in this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their respective names, all as of the date first above written.

                                       McKINNON & COMPANY, INC.

                                       By:______________________________

                                          William J. McKinnon, Jr.,
                                          President

                                       MARATHON FINANCIAL CORPORATION

                                       By:______________________________

                                          Donald L. Unger
                                          President

                                       CRESTAR BANK

                                       By:______________________________

                                       Title:___________________________